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                                                                 EXHIBIT e(2)(b)

                                AMENDMENT NO. 1
                                      TO
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                           TAX-FREE INVESTMENTS CO.
                                      AND
                            FUND MANAGEMENT COMPANY

     The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between TAX-FREE INVESTMENTS CO., a Maryland corporation and FUND MANAGEMENT COMPANY, a Texas corporation, is hereby amended as follows:

     Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                 APPENDIX A TO
                        MASTER DISTRIBUTION AGREEMENT OF
                            TAX-FREE INVESTMENTS CO.

Cash Reserve Portfolio
----------------------
 .  Cash Management Class
 .  Institutional Class
 .  Personal Investment Class
 .  Private Investment Class
 .  Reserve Class
 .  Resource Class

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 18, 1998.
        -----------

                                    TAX-FREE INVESTMENTS CO.


Attest: /s/ LISA A. MOSS            By: /s/ ROBERT H. GRAHAM
       --------------------           --------------------------------
Name:   Lisa A. Moss                Name:   Robert H. Graham
Title:  Assistant Secretary         Title:  President

(SEAL)


                                    FUND MANAGEMENT COMPANY


Attest: /s/ LISA A. MOSS              By:/s/ J. ABBOTT SPRAGUE
       -------------------          -------------------------------------
Name:   Lisa A. Moss                Name:   J. Abbott Sprague
Title:  Assistant Secretary         Title:  President